Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(135,222,673)
Unrealized Gain (Loss) on Market Value of Futures	167,332,693
Dividend Income	12,640
Interest Income	167,489
ETF Transaction Fees	13,000
Total Income (Loss)	$32,303,149

Expenses
General Partner Management Fees	$290,369
Professional Fees	13,451
Brokerage Commissions	168,740
Non-interested Directors' Fees and Expenses	3,189
Prepaid Insurance Expense	2,168
NYMEX License Fee	7,259
SEC & FINRA Registration Expense	33,180
Total Expenses	$518,356
Net Income (Loss)	$31,784,793

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/16	$572,674,494
Additions (16,900,000 Shares)	128,234,646
Withdrawals (10,200,000 Shares)	(79,873,354)
Net Income (Loss)	31,784,793

Net Asset Value End of Month	$652,820,579
Net Asset Value Per Share (77,266,476 Shares)	$8.45

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612